Exhibit 99.1

NEWS RELEASE

CONTACT:	Patrick Scanlon, Senior Vice President, Finance Division Head
Penseco Financial Services Corporation
(570) 346-7741

FOR RELEASE:	12:00 P.M. Eastern Time: November 2, 2011

Penseco Financial Services Corporation Reports Earnings as of September 30, 2011

SCRANTON, PA, November 2, 2011 — Penseco Financial Services Corporation (OTC Bulletin Board: PFNS) (the “Company”), the Scranton, Pennsylvania based financial holding company of Penn Security Bank & Trust Company, reported net income for the three months ended September 30, 2011 of $2,818,000 or $0.86 per weighted average share compared with $3,044,000 or $0.93 per weighted average share from the year ago period, a decrease of $226,000 or 7.4%. Pre-provision net interest income decreased $198,000 or 2.4%. Net interest income, after provision for loan and lease losses, increased $215,000 or 2.9% during the 2011 period, due to a reduction in interest expense of $330,000 or 15.6% from lower funding costs and a $413,000 decrease in the provision for loan and lease losses, offset by a decrease in interest income of $528,000 or 5.1%. The decrease in interest income was primarily attributable to investment and loan cash flows being reinvested at historically low yields, including excess reserve deposits held at the Federal Reserve Bank of Philadelphia. Non-interest income decreased $67,000 or 1.8%. Non-interest expenses increased $255,000 or 3.5% due to increases in salaries and benefits and other operating expenses.

The Company reported net income for the nine months ended September 30, 2011 of $8,193,000 or $2.50 per weighted average share compared with $9,041,000 or $2.76 per weighted average share from the year ago period, a decrease of $848,000 or 9.4%. Pre-provision net interest income decreased $802,000 or 3.2%. Net interest income, after provision for loan and lease losses, decreased $792,000 or 3.4% during the 2011 period, due to a decrease in interest income of $1,516,000 or 4.8%, reduced interest expense of $714,000 or 11.3% from lower funding costs and an essentially unchanged provision for loan losses at $1,713,000. The decrease in interest income was primarily attributable to investment and loan cash flows being reinvested at historically low yields. Non-interest income increased $708,000 or 7.7% primarily as a result of the reversal in the first quarter of a $500,000 contingent liability recorded in connection with the with the 2009 Old Forge Bank acquisition. Non-interest expenses increased $732,000 or 3.5% due to increases in salaries and employee benefits and other operating expenses offset by reduced FDIC insurance expense.

Net income from core operations, which excludes the reversal of a contingent liability recorded in connection with the Merger, decreased $1,178,000 for the nine months ended September 30, 2011 to $7,863,000 compared to $9,041,000 for the same period in 2010. Net income from core operations is a non-GAAP measure of net income. A reconciliation of the net income from core operations and disclosure of the non-GAAP return on assets, return on equity and dividend payout ratio derived from that measure are described in the non-GAAP reconciliation included in this press release.

Non-Interest Income

Total non-interest income decreased $67,000 or 1.8%, to $3,571,000 for the three months ended September 30, 2011, compared with $3,638,000 for the same period in 2010. Trust department income increased $31,000 or 7.8% due to an increase in the market value of trust assets and new business. Merchant transaction income increased $83,000 or 5.2%, due primarily to the increased volume of merchant transactions and new business. Brokerage fee income decreased $46,000 or 46.9%, mostly due to a lower volume of investor activity. Other fee income increased $72,000 or 19.0% mainly from increased debit card revenue related to the increased number of accounts. Other operating income decreased $113,000 largely due to net gains on the sale of other real estate owned property in 2010 and lower gains on mortgage loans sold. Realized gains (losses) on securities, net, decreased $89,000.

Total non-interest income increased $708,000 or 7.7% to $9,930,000 for the nine months ended September 30, 2011, compared with $9,222,000 for the same period in 2010. Trust department income increased $97,000 or 8.7% due to an increase in the market value of trust assets and new business. Service charges on deposit accounts decreased $101,000 or 6.2%, primarily due to decreased overdraft activity. Merchant transaction income increased $187,000 or 5.1%, due to the increased volume of merchant transactions primarily from new business. Brokerage fee income decreased $75,000 or 28.8% mostly due to a lower volume of investor activity. Other fee income increased $118,000 or 10.3% mainly from increased debit card revenue related to the increased number of accounts. Other operating income increased $599,000 largely due to the reversal of a contingent liability of $500,000 recorded in connection with the Old Forge Bank acquisition. Realized gains (losses) on securities, net, decreased $102,000.

Non-Interest Expenses

Total non-interest expenses increased $255,000 or 3.5%, to $7,456,000 for the three months ended September 30, 2011 compared with $7,201,000 for the same period in 2010. Salaries and employee benefits increased $220,000 or 6.9%, due primarily to merit-based increases in salaries for existing personnel and increased staffing for loan production and monitoring asset quality. Merchant transaction expenses increased $21,000 or 1.9% due to the increased volume of merchant transactions. FDIC insurance assessments decreased $242,000 or 94.5%, resulting from recently passed banking legislation along with the new FDIC bank pricing methodology which affected the three months ended September 30, 2011. Other operating expenses increased $257,000 or 14.3% due to a severance payment of $90,000, an increase of $30,000 in consulting and advisory expenses, contributions of $30,000, other real estate owned expense of $20,000, cardholder expense of $16,000, along with increased general operating expenses.

Total non-interest expenses increased $732,000 or 3.5% to $21,775,000 for the nine months ended September 30, 2011 compared with $21,043,000 for the same period of 2010. Salaries and employee benefits increased $726,000 or 7.7%, due primarily to merit-based increases in salaries for existing personnel and increased staffing for loan production and monitoring asset quality. Expense of premises and fixed assets increased $41,000 or 1.5% largely due to increased occupancy expenses and additional depreciation from branch renovations. Merchant transaction expenses increased $70,000 or 2.8% due to the increased volume of merchant transactions. FDIC insurance assessments decreased $456,000 or 51.1%, resulting from recently passed banking legislation along with the new FDIC bank pricing methodology which affected the nine months ended September 30, 2011. Other operating expenses increased $351,000 or 6.4% due to a severance payment of $90,000, an increase of $74,000 in consulting and advisory expenses, contributions of $73,000, cardholder expense of $52,000, other real estate owned expense of $29,000, along with increased general operating expenses.

Asset Quality

The Company maintains an allowance for loan and lease losses, which reflects management’s estimate of probable loan losses, as determined in accordance with the Company’s allowance for loan and lease losses methodology. The ratio of the allowance for loan and lease losses to total loans was 1.05% and 1.05% as of September 30, 2011 and 2010, respectively.

Non-accrual loans equaled $3,453,000, or 0.54%, of loans at September 30, 2011, a decrease of $581,000, or 14.4%, from $4,034,000, at December 31, 2010. There were no commitments to lend additional funds to borrowers whose loans are in non-accrual status.

Net loan charge-offs amounted to $1,502,000, or 0.24%, of average outstanding loans for the nine months ended September 30, 2011, compared to $1,523,000, or 0.25%, of average loans outstanding for the nine months ended September 30, 2010.

As of September 30, 2011, the Company had total impaired loans of $3,830,000. Of the total allowance for loan and lease losses, $662,000 is specifically related to these impaired loans at September 30, 2011.

The Company continues to proactively evaluate probable loan losses and address delinquent loans by, among other things, obtaining current appraisals of collateral and placing loans on non-accrual status when collection is in doubt and the loan is moving toward foreclosure.

Income Tax Expense

Applicable income taxes increased $119,000 or 14.3% and $32,000 or 1.3% primarily due to higher taxable income for the three months and nine months ended September 30, 2011, respectively.

PENSECO FINANCIAL SERVICES CORPORATION

FINANCIAL HIGHLIGHTS

(unaudited)

(in thousands, except per share amounts based on weighted average shares outstanding in each period)

September 30, 2011	September 30, 2010	Inc / (Dec) $	% Change

Three Months Ended
PERFORMANCE RATIOS
Return on Average Assets	1.20%	1.37%	-12.41%
Return on Average Equity	8.88%	9.94%	-10.66%
Net Interest Margin (1)	3.88%	4.08%	-4.90%
Efficiency Ratio (2)	63.26%	59.64%	6.07%

Nine Months Ended
PERFORMANCE RATIOS
Return on Average Assets	1.20%	1.36%	-11.76%
Return on Average Equity	8.76%	9.99%	-12.31%
Net Interest Margin (1)	3.84%	4.13%	-7.02%
Efficiency Ratio (2)	63.00%	60.61%	3.94%
STOCKHOLDERS’ VALUE
Net Income	$8,193	$9,041	$(848)	-9.38%
Earnings per share	2.50	2.76	(0.26)	-9.42%
Dividends Per Share	1.26	1.26	—	—
Book Value Per Share	39.22	37.78	1.44	3.81%
Market Value Per Share	38.00	35.10	2.90	8.26%
Market Value/Book Value	96.89%	92.91%	4.28%
Price Earnings Multiple	11.40	x	9.54	x	19.50%
Dividend Payout Ratio	50.40%	45.65%	10.41%
Dividend Yield	4.42%	4.79%	-7.72%
SAFETY AND SOUNDNESS
Stockholders’ Equity/Assets	13.53%	13.74%	-1.53%
Total Capital/Risk Weighted Assets	16.75%	16.72%	0.18%
Tier 1 Capital/Risk Weighted Assets	15.66%	15.63%	0.19%
Tier 1 Capital/Average Assets	10.82%	10.86%	-0.37%
Non-performing Assets/Total Assets	0.59%	0.64%	-7.81%
Non-performing loans to period end loans	0.54%	0.78%	-30.77%
Allowance for loan and lease losses to period end loans	1.05%	1.05%	—
BALANCE SHEET HIGHLIGHTS
Total Assets	$949,531	$900,582	$48,949	5.44%
Total Investments	177,363	194,861	(17,498)	-8.98%
Net Loans	631,130	614,053	17,077	2.78%
Allowance for Loan and Lease Losses	6,711	6,500	211	3.25%
Total Deposits	731,684	677,511	54,173	8.00%
Stockholders’ Equity	128,496	123,773	4,723	3.82%

(1)	The net interest margin is equal to tax equivalent net interest income divided by average interest-earning assets. In order to make pre-tax income on tax-exempt investments comparable to taxable investments, a tax equivalent adjustment is made to interest income. This adjustment increased interest income by $401 and $513 for the three months ended September 30, 2011 and 2010, respectively and by $1,301 and $1,664 for the nine months ended September 30, 2011 and 2010, respectively. The Company believes that the tax equivalent presentation is consistent with industry practice. Although the Company believes that these financial measures enhance investors’ understanding of our business and performance, these measures should not be considered an alternative to GAAP.
(2)	The efficiency ratio is equal to non-interest expenses, excluding amortization of core deposit intangible expense, divided by the sum of net interest income and non-interest income. Amortization of core deposit intangible expense is included in other operating expenses, and was $73 and $83 for the three months ended September 30, 2011 and 2010, respectively and $230 and $258 for the nine months ended September 30, 2011 and 2010, respectively.

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except per share amounts)

	September 30, 2011	September 30, 2010
ASSETS

Cash and due from banks	$60,565	$13,000
Interest bearing balances with banks	3,450	2,581
Federal funds sold	—	—

Cash and Cash Equivalents	64,015	15,581
Investment securities:
Available-for-sale, at fair value	149,156	156,933
Held-to-maturity (fair value of $29,616 and $39,839, respectively)	28,207	37,928

Total Investment Securities	177,363	194,861
Loans, net of unearned income	637,841	620,553
Less: Allowance for loan and lease losses	6,711	6,500

Loans, Net	631,130	614,053

Bank premises and equipment	13,192	13,314
Other real estate owned	2,109	925
Accrued interest receivable	3,145	3,673
Goodwill	26,398	26,398
Bank owned life insurance	15,749	15,226
Federal Home Loan Bank stock	5,214	6,402
Other assets	11,216	10,149

Total Assets	$949,531	$900,582

LIABILITIES

Deposits:
Non-interest bearing	$131,189	$113,746
Interest bearing	600,495	563,765

Total Deposits	731,684	677,511
Other borrowed funds:
Securities sold under agreements to repurchase	22,640	21,972
Short-term borrowings	863	143
Long-term borrowings	60,403	70,940
Accrued interest payable	1,041	1,143
Other liabilities	4,404	5,100

Total Liabilities	821,035	776,809

STOCKHOLDERS’ EQUITY

Common stock; $ .01 par value, 15,000,000 shares authorized, 3,276,079 shares issued and outstanding	33	33
Surplus	48,865	48,865
Retained earnings	78,369	72,999
Accumulated other comprehensive income	1,229	1,876

Total Stockholders’ Equity	128,496	123,773

Total Liabilities and Stockholders’ Equity	$949,531	$900,582

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
INTEREST INCOME
Interest and fees on loans	$8,463	$8,690	$25,133	$25,984
Interest and dividends on investments:
U.S. Treasury securities and U.S. Agency obligations	597	706	2,157	2,129
States & political subdivisions	803	999	2,527	3,232
Other securities	16	15	45	38
Interest on Federal funds sold	2	—	2	—
Interest on balances with banks	3	2	9	6

Total Interest Income	9,884	10,412	29,873	31,389

INTEREST EXPENSE
Interest on time deposits of $100,000 or more	367	621	1,100	1,586
Interest on other deposits	833	818	2,680	2,678
Interest on other borrowed funds	585	676	1,824	2,054

Total Interest Expense	1,785	2,115	5,604	6,318

Net Interest Income	8,099	8,297	24,269	25,071
Provision for loan and lease losses	445	858	1,713	1,723

Net Interest Income After Provision for Loan and Lease Losses	7,654	7,439	22,556	23,348

NON-INTEREST INCOME
Trust department income	431	400	1,214	1,117
Service charges on deposit accounts	540	537	1,531	1,632
Merchant transaction income	1,680	1,597	3,853	3,666
Brokerage fee income	52	98	185	260
Other fee income	450	378	1,259	1,141
Bank-owned life insurance income	124	132	369	384
Other operating income	135	248	1,080	481
Realized gains (losses) on securities, net	159	248	439	541

Total Non-Interest Income	3,571	3,638	9,930	9,222

NON-INTEREST EXPENSES
Salaries and employee benefits	3,397	3,177	10,168	9,442
Expense of premises and fixed assets	887	888	2,714	2,673
Merchant transaction expenses	1,110	1,089	2,609	2,539
FDIC insurance assessments	14	256	436	892
Other operating expenses	2,048	1,791	5,848	5,497

Total Non-Interest Expenses	7,456	7,201	21,775	21,043

Income before income taxes	3,769	3,876	10,711	11,527
Applicable income taxes	951	832	2,518	2,486

Net Income	$2,818	$3,044	$8,193	$9,041

Weighted average shares outstanding	3,276,079	3,276,079	3,276,079	3,276,079
Earnings per Common Share	$0.86	$0.93	$2.50	$2.76
Cash Dividends Declared Per Common Share	$0.42	$0.42	$1.26	$1.26

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

THREE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(unaudited)

(in thousands, except per share amounts)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity

Balance, June 30, 2010	$33	$48,865	$71,330	$880	$121,108

Comprehensive income:
Net income	—	—	3,044	—	3,044
Other comprehensive income, net of tax
Unrealized gains on securities, net of reclassification adjustment	—	—	—	996	996

Other comprehensive income				996	996

Comprehensive income					4,040

Cash dividends declared ($0.42 per share)	—	—	(1,375)	—	(1,375)

Balance, September 30, 2010	$33	$48,865	$72,999	$1,876	$123,773

Balance, June 30, 2011	$33	$48,865	$76,927	$118	$125,943

Comprehensive income:
Net income	—	—	2,818	—	2,818
Other comprehensive income, net of tax
Unrealized gains on securities, net of reclassification adjustment	—	—	—	1,111	1,111

Other comprehensive income				1,111	1,111

Comprehensive income					3,929

Cash dividends declared ($0.42 per share)	—	—	(1,376)	—	(1,376)

Balance, September 30, 2011	$33	$48,865	$78,369	$1,229	$128,496

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(unaudited)

(in thousands, except per share amounts)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity

Balance, December 31, 2009	$33	$48,865	$68,086	$413	$117,397

Comprehensive income:
Net income	—	—	9,041	—	9,041
Other comprehensive income, net of tax
Unrealized gains on securities, net of reclassification adjustment	—	—	—	1,463	1,463

Other comprehensive income				1,463	1,463

Comprehensive income					10,504

Cash dividends declared ($1.26 per share)	—	—	(4,128)	—	(4,128)

Balance, September 30, 2010	$33	$48,865	$72,999	$1,876	$123,773

Balance, December 31, 2010	$33	$48,865	$74,304	$(1,280)	$121,922

Comprehensive income:
Net income	—	—	8,193	—	8,193
Other comprehensive income, net of tax
Unrealized gains on securities, net of reclassification adjustment	—	—	—	2,509	2,509

Other comprehensive income				2,509	2,509

Comprehensive income					10,702

Cash dividends declared ($1.26 per share)	—	—	(4,128)	—	(4,128)

Balance, September 30, 2011	$33	$48,865	$78,369	$1,229	$128,496

About Penseco Financial Services Corporation

Penseco Financial Services Corporation, through its subsidiary Penn Security Bank & Trust Company, operates twelve offices in Lackawanna, Luzerne, Wayne and Monroe counties. The Company’s stock is quoted on the OTC Bulletin Board, under the symbol, “PFNS”.

Safe Harbor Forward-Looking Statements

This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by management of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential”. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services and other factors that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Non-GAAP Financial Measures

Core Earnings Calculation

Certain Financial measures reported herein exclude the effect of the reversal of a contingent liability recorded in the Merger. Management of the Company believes that investors’ understanding of the Company’s performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the Company’s ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The Non-GAAP Reconciliation Schedule provides a disclosure of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

The following table presents the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

	Three Months Ended September 30,
	2011	2010	Change
Net interest income after provision for loan and lease losses	$7,654	$7,439	$215
Non-interest income	3,571	3,638	(67)
Non-interest expense	(7,456)	(7,201)	(255)
Income tax (provision) benefit	(951)	(832)	(119)

Net income	2,818	3,044	(226)

Adjustments
Non-interest income
Reversal of a contingent liability recorded in the Merger	—	—	—

Total adjustments pre-tax	—	—	—
Income tax provision (benefit)	—	—	—

After tax adjustments to GAAP	—	—	—

Adjusted “net income from core operations”	$2,818	$3,044	$(226)

Adjusted Return on Average Assets	1.20%	1.37%
Adjusted Return on Average Equity	8.88%	9.94%
Adjusted Dividend Payout Ratio	48.84%	45.16%

Return on average equity (ROE) and return on average assets (ROA) for the three months ended September 30, 2011 was 8.88% and 1.20%, respectively. ROE was 9.94% and ROA was 1.37% for the same period last year. The dividend payout ratio was 48.84% for the three months ended September 30, 2011 and 45.16% for the same period last year.

	Nine Months Ended September 30,
	2011	2010	Change
Net interest income after provision for loan and lease losses	$22,556	$23,348	$(792)
Non-interest income	9,930	9,222	708
Non-interest expense	(21,775)	(21,043)	(732)
Income tax benefit (provision)	(2,518)	(2,486)	(32)

Net income	8,193	9,041	(848)

Adjustments
Non-interest income
Reversal of a contingent liability recorded in the Merger	(500)	—	(500)

Total adjustments pre-tax	(500)	—	(500)
Income tax provision (benefit)	170	—	170

After tax adjustments to GAAP	(330)	—	(330)

Adjusted “net income from core operations”	$7,863	$9,041	$(1,178)

Adjusted Return on Average Assets	1.08%	1.36%
Adjusted Return on Average Equity	8.40%	9.99%
Adjusted Dividend Payout Ratio	52.50%	45.65%

Return on average equity (ROE) and return on average assets (ROA) for the nine months ended September 30, 2011 was 8.76% (8.40% excluding the reversal of a contingent liability) and 1.20% (1.08% excluding the reversal of a contingent liability), respectively. ROE was 9.99% and ROA was 1.36% for the same period last year. The dividend payout ratio was 50.40% (52.50% excluding the reversal of a contingent liability) for the nine months ended September 30, 2011 and 45.65% for the same period last year.

Management believes that tangible assets, tangible equity, and the related ratios of tangible equity to tangible assets, tangible book value per share, and market value to tangible book value, are useful to investors in evaluating the Company’s results of operations and financial condition. Our intangible assets, namely goodwill and the core deposit intangible, are the result of our accounting for the Old Forge Bank merger, and we would not be able to sell those assets separately from all other assets of the business. Tangible equity and tangible book value per share are used generally as conservative measures of net worth, approximating liquidation value.

The following table presents a reconciliation of tangible assets / tangible equity.

	September 30, 2011		September 30, 2010
Tangible Assets
Total Assets		$949,531		$900,582
Less:
Goodwill	26,398		26,398
Core Deposit Intangible	1,179		1,493

		27,577		27,891

Tangible Assets		$921,954		$872,691

Tangible Equity
Total Equity		$128,496		$123,773
Less:
Goodwill	26,398		26,398
Core Deposit Intangible	1,179		1,493

		27,577		27,891

Tangible Equity		$100,919		$95,882

Tangible Equity / Tangible Assets		10.95%		10.99%

Tangible Book Value Per Share		$30.81		$29.27

Market Value / Tangible Book Value		123.35%		119.92%